AMENDMENT TO TRANSFER AGENCY SERVICES AGREEMENT

         Amendment, dated as of November 3, 2015, by and between Atlantic Shareholder Services, L.L.C. a Delaware limited liability company
("ATLANTIC(-)")and The Advisors' Inner Circle Fund III, a statutory trust organized under the laws of the State of Delaware (the "Trust")

                              W I T N E S S E T H

         WHEREAS, effective as of August 18, 2015, Atlantic and the Trust entered into a Transfer Agency Services Agreement (the "AGREEMENT"):

         WHEREAS, each of Atlantic and the Trust desires that an additional Fund (as defined in the Agreement) be made subject to the Agreement;

         WHEREAS, pursuant to Section 15(a) of the Agreement, each of Atlantic and the Trust desires that the Agreement be amended in accordance with the terms and conditions of this Amendment.

         NOW. THEREFORE, in consideration of the premises and mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree that the Agreement shall be and hereby is amended as follows:

          Section I. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

         Section 2. AMENDMENT OF APPENDIX A. Appendix A to the Agreement is amended and restated to read in its entirety as set forth in the Appendix A attached hereto.

         Section 3. AGREEMENT AS AMENDED. The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby and this Amendment shall be effective as of the date first above written.

         Section 4. FULL FORCE AND EFFECT. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms. provisions, covenants and restrictions of this Amendment, and the Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 5. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof

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         Section 6. EXECUTION IN Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to he an original. and all such counterparts shall together constitute but one and the same instrument.

         Section 7. RATIFICATION. ADOPTION AND APPROVAL. In all respects not inconsistent with the terms and provisions of this Amendment, the Agreement is hereby ratified, adopted. approved and confirmed.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

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         IN WITNESS WHEREOF. the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers. as of the day and vicar first above written.

                                   ATLANTIC SHAREHOLDER SERVICES, LLC

                                   By:    /s/ Christopher Koons
                                          ----------------------------------
                                          Name:  Christopher Koons
                                          Title: Senior Vice President


                                   THE ADVISORS' INNER CIRCLE FUND III

                                   By:    /s/ Dianne Descoteaux
                                          ----------------------------------
                                          Name: Dianne Descoteaux
                                          Title: Vice President & Secretary

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                         APPENDIX A: FUNDS OF THE TRUST

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Fund Name                       Class Name                   CUSIP        Symbol
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Amundi Smith Breeden Total      Institutional Class Shares   00771X591
Return Bond Fund                Retirement Class Shares      00771X617
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PineBridge Dynamic Asset        Institutional Shares         00771X575
Allocation Fund
                                Investor Servicing Shares    00771X567
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Chiron Capital Allocation Fund  Class I Shares               00771X583
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